Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Binfeng Gu, certify that:

1. I have reviewed this annual report on Form 10-K/A of China Recycling Energy Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2019

/s/ Binfeng Gu
Binfeng Gu
Chief Financial Officer
(Principal Financial Officer)